UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INTERLINK ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 15, 2007

Dear Stockholder:

You are cordially invited to the Annual Meeting of the Stockholders of Interlink Electronics, Inc. to be held on September 19, 2007 at 2:00 p.m., Pacific Daylight Time, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045. Your attendance will provide you an opportunity to hear management’s report on operations and meet with directors and representatives of the Company.

On December 22, 2006 the Company became current in its filings with the Securities and Exchange Commission. Needless to say, the preceding 18 months brought with it many challenges and frustrations to employees and stockholders, yet during these times we continued to make internal improvements, such as upgrading our accounting team and financial infrastructure, in order to ensure integrity of our financial reporting processes. With these challenges behind us we believe that we are now ready to move on to a much brighter future.

As I have discussed in previous communications with our stockholders, throughout 2006 we continued to redeploy and focus our resources on those markets that we believe will be the key to our future growth and profitability. This plan also called for us to deemphasize those businesses that had become non-strategic or lacked profitability. Our investments in the future, however, remained strong in two of our strategic businesses. In the E-transactions business segment we continued to enhance both our ePad hardware product line and our software component in order to further differentiate our product offering and build a stronger value proposition for our customers. This strategy also improves our per-seat revenue and helps maintain solid margins in this emerging business. At the same time we were enhancing our E-transactions business, we developed several new FSR-based technologies with high profile customers in our Specialty Products business. After several mobile phone design successes and an important strategic technology development, we recently opened a production facility in China. As of the writing of this letter, we are just beginning initial production in this new facility with customers that will introduce their products later this year. I look forward to sharing with you more of our successes and strategic direction in the months to come.

Your vote is very important.    The Secretary’s Notice of Meeting and Proxy Statement attached discuss the matters on which action will be taken at the Stockholders’ Meeting. Whether or not you attend the Annual Meeting in person, it is important that your views are represented at the meeting. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, or by voting by telephone or via the Internet where available. We have enclosed a postage-paid, pre addressed envelope to make it convenient for you to vote your shares.

On behalf of the directors and employees of the Company, we value and appreciate your continued support of Interlink Electronics, Inc.

Best regards,

/s/ E. Michael Thoben, III

E. Michael Thoben, III

Chairman, CEO & President

INTERLINK ELECTRONICS, INC.

546 Flynn Road

Camarillo, California 93012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 19, 2007

To the Stockholders of Interlink Electronics, Inc.:

You are invited to attend the Annual Meeting of Stockholders of Interlink Electronics, Inc., a Delaware corporation (the “Company”). The meeting will be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on September 19, 2007, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect two directors, each to serve a term of three years or until a successor has been elected and qualified; and

2.	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on July 23, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment of the meeting.

Your vote is very important.    You may vote by written proxy or by attendance at the meeting. If you choose to vote in writing, please date and sign the enclosed proxy card and return it in the enclosed postage-paid, pre-addressed envelope as soon as possible. For stockholders whose shares are owned in “street name,” it may also be possible to vote your proxy by telephone or via the Internet. Instructions for voting by telephone and via the Internet, if available, will be provided directly to stockholders by the broker, bank or other holder of record. If you attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors

/S/ CHARLES C. BEST

Charles C. Best

Secretary

Camarillo, California

August 15, 2007

INTERLINK ELECTRONICS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

SUMMARY OF PROCEDURES

How Proxies Will Be Solicited. The Board of Directors of Interlink Electronics, Inc., a Delaware corporation (the “Company”), is soliciting proxies to be used at the Annual Meeting of Stockholders to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on September 19, 2007, at 2:00 p.m., Pacific Daylight Time (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the form of proxy and our 2006 Annual Report will be mailed to stockholders on or about August 15, 2007, at our cost. The proxy statement and Annual Report are also available on our website (http://www.interlinkelectronics.com) and the website of the Securities and Exchange Commission (http://www.sec.gov). We will request fiduciaries, custodians, brokerage houses and similar parties to forward copies of proxy materials to beneficial owners of the Company’s stock, and we will reimburse these parties for their reasonable and customary charges for expenses of distribution. Proxies will be solicited by use of the mail and the Internet, and our directors, officers and employees may also solicit proxies by telephone, fax, e-mail or personal contact. No additional compensation will be paid for these services.

Householding of Proxy Materials. If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as “householding,” reduces the Company’s printing and postage costs. If you did not respond that you do not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or contact the Company at Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary; (805) 484-8855. If you now receive multiple copies of the proxy statement and would like to request householding of your communications, please contact your broker.

Who Can Vote. Only stockholders of record at the close of business on July 23, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. At the close of business on the Record Date, there were issued and outstanding 13,749,310 shares of Common Stock, the only outstanding authorized voting security of the Company. Each share of Common Stock issued and outstanding is entitled to one vote on each matter properly presented at the Annual Meeting. The Common Stock does not have cumulative voting rights.

How You Can Vote. You may vote by proxy by completing a proxy card and mailing it in the postage-paid, pre-addressed envelope. If your shares are owned in street name, you may also be able to vote by telephone or via the Internet. Please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to see which options are available to you. To ensure that your vote is counted, we must receive your proxy before or at the Annual Meeting. All of your shares that have been properly voted will be voted at the Annual Meeting in accordance with your instructions unless you earlier revoke your proxy. If you sign your proxy card but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors.

How You Can Revoke Your Proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise at the Annual Meeting. You revoke your proxy in three ways:

•

By sending written notice of revocation bearing a later date than the date of the proxy to the Secretary of the Company at the address listed below, prior to our exercise of the proxy at the Annual Meeting or any adjournment of the meeting.

•	By casting another valid proxy in writing, by telephone or over the Internet. Your vote will be cast in accordance with the latest valid proxy.

•

Attend the Annual Meeting and vote in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If you choose to vote in person, please let our personnel know that you are revoking a previously given proxy and are now voting in person. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless the stockholder wishes to do so.

Any written notice revoking a proxy should be sent to Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight directors. The Board of Directors is divided into three classes, with each class serving a three-year term and the term of office of one class expiring each year. Messrs. Edward Hamburg and Tom Thimot are the nominees for election at this meeting for a three-year term expiring in 2010. If Messrs. Hamburg and Thimot become unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy. Eugene F. Hovanec will not stand for re-election as a director upon the expiration of his term as director at the close of this year’s Annual Meeting, and the Board of Directors expects to determine how, if at all, to fill this vacant position following the Annual Meeting. The Board of Directors has determined that all of the Directors and nominees who would serve after September 19, 2007 meet the independence requirements of Nasdaq Marketplace Rule 4200, except for E. Michael Thoben, III, Chairman, Chief Executive Officer and President of the Company.

The following table provides certain information concerning the Company’s current directors other than Eugene F. Hovanec. Except as otherwise noted, each has held his principal occupation for at least five years.

Name, Principal Occupation, Age and Other Directorships –	Director Since	Term Expires
Edward Hamburg, 56	2006	2007

Executive Vice President of Corporate Operations, Chief Financial Officer, and Corporate Secretary of SPSS Inc. (NASDAQ: SPSS) from 1993 to 2004. He continues with SPSS in an executive advisory position, serves as a director and audit committee chair of Interactive Intelligence Incorporated (NASDAQ: ININ), Perceptive Software, Inc., and ThruPoint, and is a venture partner with Morgan Stanley Private Equity. Dr. Hamburg holds B.A. and M.A. degrees from the University of Maryland at College Park as well as a Ph.D. from the University of Chicago.

Tom Thimot, 40	2006	2007

Since November of 2006 Mr. Thimot has been the Chief Operating Officer for Kazeon Systems, Inc., an information management company. From July 2004 to May 2006 he was President and Chief Executive Officer at GoRemote Internet Communications, Inc., a NASDAQ public company. Prior to GoRemote, Mr. Thimot was Executive Vice President of worldwide sales Netegrity Inc, a leader in enterprise security software from September 2002 to July 2004. Prior to Netegrity, Inc. Mr. Thimot was President & Chief Operating Officer of Enigma, Inc. a leader in aftermarket service and support technology from January 2001 to June 2002. He holds a bachelor’s degree in mechanical engineering from Marquette University. Mr. Thimot was appointed a director pursuant to an agreement between the Company and Steven R. Becker, BC Advisors, LLC, SRB Management, L.P., SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P., SRB Greenway Offshore Operating Fund, L.P., Tom Thimot and Lawrence S. Barker.

George Gu, 59	1991	2008

Chairman of GTM Corporation, a company engaged in semiconductor packaging and testing in Taiwan and China. Mr. Gu also serves as Chairman or as a member of the Board of Directors of GTM’s affiliated financial investment, trading, software, biotechnology and land development companies. Mr. Gu is a director of the Shanghai Commercial Savings Bank, Taiwan and Global Wool Alliance Pvt. Ltd. India. He holds a B.S. degree from North Carolina State University and an M.B.A. degree from Columbia University.

Name, Principal Occupation, Age and Other Directorships –	Director Since	Term Expires

E. Michael Thoben, III, 53	1990	2008

President, Chief Executive Officer and Chairman of the Board of Directors of the Company. Prior to joining Interlink Electronics in 1990, Mr. Thoben held numerous senior management positions at Polaroid Corporation for eleven years. Mr. Thoben formerly served on the Board of Directors of the American Electronics Association and is currently a member of the boards of two privately held companies. Mr. Thoben holds a B.S. degree from St. Xavier University and has taken graduate management courses at the Harvard Business School and the Wharton School of Business.

Lawrence S. Barker, 55	2006	2008

Mr. Barker currently is Chief Executive Officer of Argent Networks Ltd, and has held that position since July 2006. Mr. Barker serves on the board of one other public company, Telular Corporation. From May 2003 to April 2006, Mr. Barker was Chairman and Chief Executive Officer of Visual Networks. Mr. Barker ran major divisions at ADC Telecommunications from October 1997 through May 2003. Mr. Barker holds a BS degree in business administration and speech communications from Augusta College. Mr. Barker was appointed a director pursuant to an agreement between the Company and Steven R. Becker, BC Advisors, LLC, SRB Management, L.P., SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P., SRB Greenway Offshore Operating Fund, L.P., Tom Thimot and Lawrence S. Barker.

John A. Buckett, II, 60	2000	2009

Vice President, Corporate Development at Scientific-Atlanta, a Cisco Company, which is a leading supplier of broadband communications systems, satellite-based video, voice and data communications networks and worldwide customer service and support, since 1998. He is also a member of the Corporate Management Committee of Scientific-Atlanta, Inc. From 1995 to 1998, Mr. Buckett served as president of the International Division and, before that, as vice president, marketing strategies, for all operating units of Scientific-Atlanta, Inc. Mr. Buckett holds a B.S. degree in electrical engineering from the Georgia Institute of Technology.

Merritt M. Lutz, 65	1994	2009

Vice Chairman of MSIT Holdings, Inc. and Advisory Director at Morgan Stanley. Mr. Lutz manages the strategic technology investments and partnerships for Morgan Stanley Information Technology. Previously, he was President of Candle Corporation, a worldwide supplier of systems software from 1989 to November 1993. Mr. Lutz serves on the board of one other public company, SPSS Inc. (NASDAQ: SPSS), and two privately held software companies: ThruPoint and Sendmail, Inc. He is a former director of the Information Technology Association of America and the NASD Industry Advisory Committee. He holds a bachelors and masters degree from Michigan State University.

RECOMMENDATION BY THE BOARD OF DIRECTORS

The Board of Directors recommends that stockholders vote “FOR” the election of Messrs. Hamburg and Thimot, the Company’s nominees named in this proxy statement. If a quorum of stockholders is present at the meeting, the two nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not affect the results of the vote. Proxies cannot be voted for a greater number of persons than the number of nominees named.

OTHER BUSINESS

The Board of Directors does not know of any other matters that will be presented for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors. For this year’s Annual Meeting of Stockholders, if notice of a stockholder proposal to be raised at the Annual Meeting was received at the principal executive offices of the Company after April 9, 2007, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders.

CORPORATE GOVERNANCE

Director Independence. The Board of Directors currently consists of eight directors: Messrs. Hamburg, Hovanec, Thimot, Gu, Thoben, Barker, Buckett and Lutz. The Board of Directors has determined that, with the exception of E. Michael Thoben, III, Chairman, Chief Executive Officer and President of the Company, all of the Company’s directors meet the independence requirements of Nasdaq Marketplace Rule 4200 and thus, that a majority of the Board is independent. Each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under those standards and, with respect to Audit Committee members, the independence standards adopted by the Securities and Exchange Commission. The definition of “director independence” adopted by the Company is contained in the Interlink Electronics, Inc. Corporate Governance Guidelines, which is available at our website (http://www.interlinkelectronics.com).

Independent Chairman of the Board. In line with current best practices in corporate governance and having determined that it is in the best interests of the stockholders, the Company intends to implement a policy to separate the role of Chairman of the Board and Chief Executive Officer after this year’s Annual Meeting of the Stockholders. At such time as all necessary actions have been taken to implement this policy, an independent Chairman will be appointed by the Board of Directors.

Code of Business Conduct and Ethics. The Interlink Electronics, Inc. Code of Business Conduct and Ethics applies to the Company’s Chief Executive Officer and Chief Financial Officer, and to all other Company directors, officers and employees. The Code provides that any waiver of the Code may be made only by the Board. A copy of the Code is available at the Company’s website (http://www.interlinkelectronics.com) and will be provided in print without charge to any stockholder who submits a request in writing to: Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary.

Board and Committee Meetings. The Board of Directors acted at a meeting and by unanimous written consent in lieu of meeting a total of 15 times during the last fiscal year. Each current director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors during the period in which he was a director, and (ii) the number of meetings held by all the committees of the Board on which he served. The Directors are encouraged to attend the Annual Meetings of Stockholders, and in 2006, all of the Directors then serving were able to attend.

Board Committees. The Board of Directors has designated three standing committees. The Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee operate under written charters, current copies of which are available for review on our website (http://www.interlinkelectronics.com). The membership of each committee and its principal functions, as well as the number of times it met in 2006, are described below.

Audit Committee. The Audit Committee is currently composed of Messrs. Hamburg, Buckett and Barker. The Board of Directors has determined that Mr. Hamburg is an audit committee financial expert, as defined by regulations promulgated by the Securities and Exchange Commission. The Audit Committee is, and will continue to be, composed of members that meet the independence, knowledge and experience requirements of Nasdaq as set forth in the NASD Listing Standards for Nasdaq-listed companies. Pursuant to the written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to corporate accounting, the Company’s reporting practices and the quality and integrity of the Company’s financial statements; compliance with law and the maintenance of ethical standards by the Company; and the Company’s maintenance of effective internal controls. For additional information about the Audit Committee, see “Audit Committee and Accounting Matters,” set forth below. In 2006, the Audit Committee held two meetings in person and held nine telephonic meetings.

Compensation Committee. The Compensation Committee, which is currently comprised of Messrs. Lutz, Hovanec and Thimot, reviews the compensation levels of the Company’s executive officers and makes recommendations to the Board regarding changes in compensation. The Compensation Committee also administers the Company’s stock option plans and recommends grants under the plans to the Board of Directors. For additional information about the Compensation Committee, see “Compensation Discussion and Analysis,” set forth below. The Compensation Committee held two meetings in person and four telephonic meetings, in 2006.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is currently comprised of Messrs. Buckett, Lutz and Gu. The Corporate Governance and Nominating Committee develops and recommends corporate governance guidelines and makes recommendations to the Board of Directors concerning nominees to the Board of Directors. The Corporate Governance and Nominating Committee identifies potential director candidates through a variety of means, including recommendations from members of the Committee or the Board, suggestions from Company management, and stockholder recommendations. In assessing potential candidates, the Corporate Governance and Nominating Committee considers the composition of the Board as a whole and the character, background and professional experience of each potential candidate. In its evaluation of potential candidates, the Corporate Governance and Nominating Committee considers the following factors: qualification as an “independent director;” character, integrity and mature judgment; accomplishments and reputation in the business community; knowledge of the Company’s industry or other industries relevant to the Company’s business; specific skills such as financial expertise needed by the Board; inquisitive and objective perspective; commitment and ability to devote time and effort to Board responsibilities; and diversity of viewpoints and experience. In considering recommendations regarding the re-nomination of incumbent directors, the Corporate Governance and Nominating Committee also takes into account the performance of such persons as directors, including the number of meetings attended and the level and quality of participation, as well as the value of continuity and knowledge of the Company gained through Board service. In 2006, the Corporate Governance and Nominating Committee met informally on numerous occasions and formally met once, in person.

Director Nomination Policy. Stockholders may recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors by submitting a written recommendation to Interlink Electronics, 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary. Communications should be sent by overnight or certified mail, return receipt requested.

Stockholder Communications with Board. Stockholders may communicate directly with the full Board of Directors, the Chairman of the Board of Directors, the non-management Directors as a group, or with specified individual Directors by sending their question or concern to: Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary. The Corporate Secretary will compile the communications, summarize lengthy or repetitive communications and then distribute communications to any or all Directors as appropriate depending upon the individual communications. The Directors have requested that communications that do not directly relate to their duties and responsibilities as directors of the Company be excluded from distribution, including “spam”; advertisements; mass mailings; form letter campaigns that involve unduly large number of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed of Messrs. Lutz, Hovanec and Thimot, all independent directors under the NASDAQ Market listing standards. No Compensation Committee member had any relationship requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K. None of our executive officers served as a director or compensation committee member of an entity that employs any of our directors.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) is composed of three members, each of whom is independent under applicable rules and regulations. The Directors currently comprising the Committee are Merritt Lutz (Chairman), Eugene Hovanec and Tom Thimot. The Committee reviews and approves corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and recommends the CEO’s compensation level based on this evaluation. Pursuant to its charter, the Committee also reviews and makes recommendations to the Board with respect to the compensation of all officers and other key executive officers. The Committee may not delegate its authority to a subcommittee. The Committee receives recommendations from the CEO as to compensation of other officers and the CEO generally participates in Committee discussions regarding the compensation of other officers, but the CEO does not vote on compensation matters put before the Committee or the Board.

The Committee also reviews and makes recommendations to the Board with respect to incentive compensation plans, equity-based plans and employee benefit plans. The Committee has the authority to (a) establish, implement and administer all incentive compensation plans, equity-based plans and employee benefit plans for our directors, officers and employees, (b) determine the individuals eligible for participation consistent with the eligibility provisions of the respective programs and set performance milestones under each of those programs and (c) grant stock options under our stock option plan to eligible individuals in accordance with the plans approved by our stockholders. The CEO has the ability to grant stock options to non-executive employees.

The Committee has sole authority to retain and terminate any compensation consulting firm used to assist the Committee and is responsible for approving such firm’s fees and other retention terms. The Committee has not engaged any such compensation consultant to date. Rather, the Committee has conducted informal surveys of comparable public companies in the computer electronics and technology industries and relied on its collective business experience and judgment in order to evaluate the competitiveness of our executive compensation programs in terms of executive salary ranges, salary structure adjustments and long-term incentive grant levels.

Elements and Objectives of our Compensation Program

The compensation program for our executive officers is comprised of three elements: (1) base salary, (2) annual performance-based cash bonus and (3) long-term incentive compensation in the form of stock option grants. The Company does not have a stock incentive plan or otherwise issue stock to its named executive officers as a form of compensation. The Company does not have a policy with regard to the percentage of compensation composed of salary, bonus and stock options.

Philosophy and Key Objectives. The key objectives of our executive compensation policies are to attract and retain key executive officers who are important to the long term success of the Company, compensate our executives fairly in light of their performance, and to provide incentives for these executives to achieve high levels of job performance and to strive to enhance stockholder value. We seek to achieve these objectives by paying our executives a competitive level of base compensation, as compared with companies of similar size and in similar industries with which we compete for executive talent, and by providing our executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the current policy of the Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants, based upon the achievement of defined earnings targets and performance goals that improve stockholder value.

Use of Market Survey Data. The Committee uses competitive market data from information gleaned from a number of sources, including information from the filings of public companies and information available to Committee members through their professional affiliations outside the Company to establish competitive ranges of base salary and incentive compensation opportunities, focusing on public companies of a size similar to ours in the computer electronics and technology industries.

1. Base Salaries

We attempt to establish base salary levels for our executive officers that are competitive with those established by companies of similar size in the computer electronics and technology industries. In determining individual salaries within the established ranges, the Committee takes into account individual experience, job responsibility and individual performance during the prior year. The Committee does not assign a specific weight to each of these factors in establishing individual base salaries. Each executive officer’s salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the factors described above.

In determining 2006 salaries, the Committee compared the proposed salaries to the ranges established in fiscal 2005, reviewed salaries of executives of similar companies and made specific adjustments as determined by the Committee to be appropriate in the circumstances.

The Committee determined the Chief Executive Officer’s compensation for fiscal 2006, with the final approval of the Board, employing the same criteria that it used to set compensation for other executive officers. The Chief Executive Officer’s base salary was determined based upon a review of both the salaries of chief executive officers for companies of comparable size and in comparable industries and the Chief Executive Officer’s performance during the last fiscal year.

In setting 2006 executive compensation, the Committee has considered, in addition to the factors described above, our recent financial performance and the need to conserve working capital over the short term. Accordingly, current base compensation levels may be below the levels for comparable companies and there is some risk of loss of key executives as a result of any such disparity.

2. Annual Performance-Based Bonuses

The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive to executive officers to achieve predetermined Company and individual performance objectives in the short term. This component to our executive compensation program compliments our incentive stock option program, discussed in the next section, which is designed to encourage our executive officers to improve Company performance over the long term.

Bonuses for our executive officers are calculated by looking at whether (i) the Company has achieved predetermined performance objectives and (ii) executive officers have achieved performance objectives unique to each individual. Company and individual performance objectives are typically determined by the Committee at the beginning of the fiscal year during the budgeting process; the objectives are then approved by the Board once the annual budget has been approved. Company objectives are based upon competitive conditions and general economic circumstances then prevailing in the industries in which we do business and upon specific conditions and circumstances affecting the Company. These performance objectives differ from year to year, but typically include meeting a defined revenue target and/or operating profit target. In 2006, the sole Company performance objective was to meet a defined revenue target. An executive officer’s eligibility for a bonus depends on the Company achieving these predetermined and Board-approved Company performance objectives. Target bonus amounts for each executive officer are established by the Committee at the conclusion of the annual budgeting process and are set as a percentage of the executive officer’s base salary. In fiscal 2006 the target bonus amount was 25% of base salary for each of our named executive officers.

The Company must meet at least 80% of its performance objectives in order for an executive officer to be eligible for a bonus. The actual bonus amount is ratably adjusted based on the extent to which the Company achieved its performance objectives. In 2006, the applicable scale provided that if the Company achieved 80% of its performance objectives, an executive officer would have earned 10% of his base salary as a bonus, and each 2% increase thereafter in the achievement of Company performance objectives until the 100% target is reached (for example, from 80% to 82%) corresponded to a 2.5% increase in bonus amount (for example, from 10% of base salary to 12.5%, respectively). Furthermore, to the extent that the Company exceeds its performance objectives, the bonus amount is increased .75% for each 2% increase in the achievement of Company performance objectives (for example, achieving 100% of Company performance objectives would result in a bonus of 25% of base salary, while achieving 102% of Company performance objectives would result in a bonus of 25.75% of base salary). Since target bonus amounts are tied directly to the achievement of Company performance objectives, the Committee has placed no cap on the amount of bonus an executive officer may earn. In fiscal 2006, the Company achieved approximately 92% of its performance objectives and each executive officer received a bonus equal to approximately 19.00% of his base salary.

Once the Company’s achievement of its performance objectives has been measured and the corresponding amount of bonus for each executive officer has been determined, the Committee has discretion to decrease each executive officer’s bonus amount by up to 10% based on whether the executive officer has achieved individual performance objectives. Examples of individual performance objectives include: consistent monthly financial closing processes, hiring a key new position within a department or increasing inventory turns. In 2006, the Committee declined to exercise its discretion to decrease any executive officer’s bonus.

The Committee has discretion to award an additional bonus. The types of circumstances that might result in the Committee awarding additional discretionary bonuses include, but are not limited to, exemplary work performance during difficult times and the enhancement and growth of a business segment that the financial targets did not address, such as development of a new market segment or enhancement of customer relationships. The Company did not award any additional discretionary bonuses relating to fiscal 2006.

Awarded bonuses, if any, are typically paid in the first or second quarter of the following fiscal year, after the year end results have been audited and released to the public. Of the total bonus earned by an executive officer with respect to a given year, no more than an amount equal to 35% of the executive’s annual salary can be paid during the following fiscal year. The amount of total bonus in excess of 35% of annual salary, if any, becomes payable, in full, in the next succeeding fiscal year.

3. Long-Term Stock-Based Incentive Awards

Options granted to employees, including executive officers, under our 1996 Stock Incentive Plan are generally intended to qualify as incentive stock options. To the extent, however, that the aggregate fair market value of the stock with respect to which options are exercisable for the first time during any calendar year exceeds $100,000, the options will be treated as nonqualified stock options. We receive no tax deduction from the exercise of an incentive stock option unless the optionee disposes of the acquired shares before satisfying certain holding periods. The Committee believes the grant of incentive stock options, despite the fact that such incentive stock options are generally not deductible, benefits the Company by encouraging the long-term ownership of our stock by officers and other employees.

Under our compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the stock option program are to align employee and stockholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under our 1996 Stock Incentive Plan, either the Board or the Committee may grant options to purchase shares of our common stock to key employees of the Company and its subsidiaries. The Board makes annual grants of options to purchase our common stock at an exercise price equal to the fair market value of the shares on the date of grant (the last sale price as reported on the market system on which our common stock is actively traded on the date of the grant). Options granted to our executive and other officers prior to 2007 vest ratably on a monthly basis for the two or three years succeeding the grant date, depending on the terms of the specific option grant. Stock options generally have a ten-year term but terminate earlier if employment is terminated. Option grants to executive officers depend upon the level of responsibility and position, the Committee’s subjective assessment of performance, the number of options granted in the past and the exercise price of such grants, among other factors. In fiscal 2006, the Board, upon recommendation of the Committee, made the following grants of options to purchase our common stock to our executive officers:

Executive Officer	Number of Shares Under Option
E. Michael Thoben, III	225,625 shares
Charles C. Best	50,000 shares
Michael W. Ambrose	97,150 shares

The grants awarded in 2006 reflect the Company’s desire to provide an incentive to each executive officer to complete the realignment of our business segments and achieve a strong leadership position for the Company in our target markets so that maximum stockholder value is realized. In light of these factors, the award of stock options is consistent with the Company’s pay-for-performance philosophy.

As a result of recent changes in accounting rules applicable to option grants, the Committee expects (a) to take a more restricted approach in the granting of options during and after the 2007 fiscal year and (b) to add, at the Board’s discretion, a performance-based component to the grant of certain options. Pursuant to the more restricted approach, the Committee has modified its criteria for granting options to executive officers, such that the majority of option awards will be distributed to those individuals that have the greatest impact or operating leverage on our success, with consideration given to the number of options an individual has been granted in the past and the exercise price of such options. Furthermore, the Committee has determined that in the future, the vesting of performance-based stock options will be tied to the achievement of Company performance objectives so that 100% of options will vest upon the earlier of (x) a determination by the Board of Directors that certain pre-determined Company performance objectives have been met and (y) the ninth anniversary of the grant date. The Committee believes that this new vesting schedule for performance-based stock options will provide an even stronger incentive for our executive officers to achieve high levels of job performance and to strive to enhance stockholder value.

Benefits

Pension Benefits. We do not provide a Pension Plan for our officers or employees.

Change in Control Benefits. With the exception of our Chief Financial Officer, the Company has not made final arrangements to provide benefits to the named executive officers if their employment is involuntarily terminated as a result of a change of control of the Company. To date, only Charles C. Best (“Best”), the Company’s CFO and most recently-hired named executive officer, has a change of control agreement. The specific terms of our change of control agreement with Best are discussed under “Potential Payments upon Termination Following Change of Control” below. Under this agreement, the only benefit awarded to Best is a severance payment if his employment is terminated without cause within three months before, or twelve months after, a change of control. The cash severance payment to Best is equal to twelve months of Best’s annual base salary in effect immediately prior to the date of termination, less proper withholding, and is payable in one lump sum. The agreement was designed to provide Best with an incentive to remain in our employ if we engage in, or are threatened with, a change of control transaction. We believe that this level of benefits is consistent with the general practice at companies with which we compete for executive talent, though we have not recently conducted any studies to confirm this view.

401(k) Savings Plan. In 1995, the Company implemented a savings plan for all eligible employees, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 25% of their pretax salary, but not more than statutory limits. The Company matches 50% of the first $1,000 a participant contributes. All employees, including executive officers and named executive officers, are eligible to participate in the plan when their employment with the Company commences.

Stock Ownership Guidelines

We have not established guidelines regarding the ownership of stock by our executive officers, other than to restrict purchases and sales of Interlink stock during specified periods surrounding earnings releases and releases of other material investor information.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of its five most highly compensated officers in any year. The levels of salary and bonus paid by us to our named executive officers generally do not exceed this limit. However, upon exercise of nonqualified stock options, the excess of current market price over the option price (the “option spread”) is treated as compensation. In addition, if the holder of an incentive stock option disposes of stock received upon exercise of the option before satisfying certain holding period requirements, the optionee will recognize ordinary compensation income for the year of disposition equal to the lesser of the option spread and the amount of gain realized by the optionee upon disposition. Under regulations promulgated by the Internal Revenue Service, the $1,000,000 cap on deductibility will not apply to option spread compensation from the exercise of either a nonqualified stock option or a disqualifying disposition of an incentive stock option if such exercise meets certain performance-based requirements. One of the performance-based requirements is that an option grant to any individual may not exceed a stockholder-approved maximum number of shares. Accordingly, the option spread compensation from an exercise (in the case of nonqualified stock options) of those options generally would be treated as compensation for tax purposes and taken into account in determining the $1,000,000 cap on deductibility. No employee may be granted options under our 1996 Stock Incentive Plan for more than 300,000 shares in any calendar year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report has been provided by the Compensation Committee of the Board of Directors of Interlink Electronics, Inc.:

Merritt M. Lutz

Eugene F. Hovanec

Tom Thimot

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer and one other executive officer in 2006.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
E. Michael Thoben, III	2006	$233,000	$533,287	$59,850	$119,025	(3)(4)	$945,162
Chairman, Chief Executive Officer and President

Charles C. Best	2006	$179,500	$100,005	$35,815	$6,540		$321,860
Chief Financial Officer and Secretary

Michael W. Ambrose	2006	$163,690	$260,744	$29,275	$213,492	(5)	$667,201
Sr. Vice President, Technology and Product Development

(1)	Represents the amount of compensation expense recognized under FAS 123(R) in 2006 with respect to options granted in 2006 and prior years, disregarding estimated forfeitures. The assumptions made in determining the grant date fair value of options under SFAS 123R are disclosed in Note 1 of Notes to Consolidated Financial Statements in this Report.
(2)	Represents the total bonus earned by each named executive officer under the Company’s non-equity incentive plan for performance in 2006. Amounts in this column are paid in the succeeding fiscal year. See Compensation Discussion and Analysis.
(3)	The Company reimbursed Mr. Thoben $73,934 in 2006 for use of his personal airplane to transport him on company business. Mr. Thoben received $40,665 in cash for previously accrued and earned vacation, $3,347 in cash related to an automobile allowance and $1,079 in benefits for group term life insurance premiums paid for by the Company.
(4)	Mr. Thoben was not compensated for his services as a director of the Company.
(5)	Mr. Ambrose received $69,409 in cash for previously accrued and earned vacation and $4,320 in cash related to an automobile allowance and $430 in benefits for group term life insurance premiums paid for by the Company. Mr. Ambrose recognized $139,333 compensation related to the write down of two separate loans from the Company, one for $103,859 and one for $35,474.

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table summarizes information regarding stock options and cash incentive compensation granted to our named executive officers in 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum(1) ($)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards(3)
E. Michael Thoben, III		$31,500	$78,750	—
	02/03/2006				125,000	$3.15	$293,750
	02/10/2006				100,625	$2.65	$197,225

Charles C. Best		$18,850	$47,125	—
	02/03/2006				50,000	$3.15	$117,500

Michael W. Ambrose		$17,120	$42,800	—
	02/03/2006				67,000	$3.15	$157,450
	02/10/2006				30,150	$2.65	$59,014

(1)	Because the calculation of annual bonuses is tied directly to the achievement of Company performance objectives, the Compensation Committee has not imposed a cap on the bonus amount our named executive officers may earn. Accordingly, it is not possible to state the maximum performance bonus possible under our non-equity incentive plan for each named executive officer. See Compensation Discussion and Analysis.
(2)	Represent options granted under our 1996 Stock Incentive Plan. The exercise price of all options granted on October 2, 2006 is equal to the closing market price of our common stock on the grant date and options vest at a rate of 2.78% of the total option grant per month, so that all options are fully vested by the third anniversary of the grant date. The exercise price of all options granted on March 2, 2006 is equal to the closing market price of our common stock on the grant date and options vest at a rate of 4.167% of the total option grant per month, so that all options are fully vested by the second anniversary of the grant date. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee’s termination of employment.
(3)	The assumptions made in determining the grant date fair value of options under SFAS 123R are disclosed in Note 1 of Notes to Consolidated Financial Statements in this Report.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table summarizes information regarding the number of shares underlying options held by our named executive officers at December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
E. Michael Thoben, III	90,000	—		$2.94	02/09/2008
	100,000	—		$6.45	11/23/2008
	83,333	16,667	(2)	$9.40	06/22/2014
	42,500	42,500	(3)	$5.70	06/07/2015
	5,590	95,035	(4)	$2.65	10/01/2006
	46,875	78,125	(5)	$3.15	03/01/2016

Subtotal	368,298	232,327

Charles C. Best	30,000	30,000	(6)	$5.70	06/07/2015
	18,750	31,250	(7)	$3.15	03/01/2016

Subtotal	48,750	61,250

Michael W. Ambrose	37,500	—		$2.94	02/09/2008
	50,000	—		$6.45	11/23/2008
	41,666	8,334	(8)	$9.40	06/22/2014
	20,000	20,000	(9)	$5.70	06/07/2015
	1,675	28,475	(10)	$2.65	10/01/2006
	25,125	41,875	(11)	$3.15	03/01/2016

Subtotal	175,966	98,684

(1)	Stock options generally fully vest at a rate of 2.78% of the total option grant per month, so that all options are fully vested by the third anniversary of the grant date or at a rate of 4.167% of the total option grant per month so that all options are fully vested by the second anniversary of the grant date.
(2)	The 16,667 remaining unvested stock options as of December 31, 2006 vest over a three year period from date of grant. As of December 31, 2006, there were 6 months remaining in the vesting period, with 2,778 options vesting at the first of each month through June 30, 2007.
(3)	The 42,500 remaining unvested stock options as of December 31, 2006 vest over a three year period from date of grant. As of December 31, 2006, there were 18 months remaining in the vesting period, with 2,361 options vesting at the first of each month through June 30, 2008. This represents 28,332 stock options vesting in 2007 and 14,168 vesting in 2008.
(4)	The 95,035 remaining unvested stock options as of December 31, 2006 vest over a three year period from date of grant. As of December 31, 2006, there were 34 months remaining in the vesting period, with 2,795 options vesting at the first of each month through October 31, 2009. This represents 33,540 stock options vesting in 2007 and 2008 and 27,955 vesting in 2008.
(5)	The 78,125 remaining unvested stock options as of December 31, 2006 vest over a two year period from date of grant. As of December 31, 2006, there were 14 months remaining in the vesting period, with 5,580 options vesting at the first of each month through February 28, 2008. This represents 66,960 stock options vesting in 2007 and 11,165 vesting in 2008.
(6)

The 30,000 remaining unvested stock options as of December 31, 2006 vest over a three year period from date of grant. As of December 31, 2006, there were 18 months remaining in the vesting period, with 1,667 options vesting at the first of each month through June 30, 2008. This represents 20,004 stock options vesting in 2007 and 9,996 vesting in 2008.
(7)	The 31,250 remaining unvested stock options as of December 31, 2006 vest over a two year period from date of grant. As of December 31, 2006, there were 15 months remaining in the vesting period, with 2,083 shares vesting at the first of each month through March 31, 2008. This represents 24,996 stock options vesting in 2007 and 6,254 vesting in 2008.
(8)	The 8,334 remaining unvested stock options as of December 31, 2006 vest over a three year period from date of grant. As of December 31, 2006, there were 6 months remaining in the vesting period, with 1,389 options vesting at the first of each month through June 30, 2007. This represents all remaining 8,334 stock options vesting in 2007.
(9)	The 20,000 remaining unvested stock options as of December 31, 2006 vest over a three year period from date of grant. As of December 31, 2006, there were 18 months remaining in the vesting period, with 1,111 options vesting at the first of each month through June 30, 2008. This represents 13,332 stock options vesting in 2007 and 6,668 vesting in 2008.
(10)	The 28,475 remaining unvested stock options as of December 31, 2006 vest over a three year period from date of grant. As of December 31, 2006, there were 34 months remaining in the vesting period, with 838 options vesting at the first of each month through October 31, 2009. This represents 10,056 stock options vesting in 2007 and 2008 and 8,363 vesting in 2008.
(11)	The 41,875 remaining unvested stock options as of December 31, 2006 vest over a two year period from date of grant. As of December 31, 2006, there were 15 months remaining in the vesting period, with 2,792 options vesting at the first of each month through March 31, 2008. This represents 33,504 stock options vesting in 2007 and 8,371 vesting in 2008.

OPTION EXERCISES AND STOCK VESTED IN 2006

The table below summarizes information regarding the exercise of stock options by our named executive officers in 2006.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
E. Michael Thoben, III	—	—
Charles C. Best	—	—
Michael W. Ambrose	—	—

POTENTIAL PAYMENTS UPON TERMINATION FOLLOWING CHANGE OF CONTROL

Pursuant to a Change of Control Agreement (the “Agreement”) entered into between the Company and Charles C. Best (“Best”), our Chief Financial Officer, the Company has agreed to provide certain benefits to Best if his employment is terminated without cause within three months before, or twelve months after, a “change of control” of the Company. Best is the only named executive officer of the Company with a change of control agreement. In the Agreement, “change of control” is defined to include:

•	any sale, lease, exchange or other transfer or all or substantially all of the assets of the Company that has been approved by the stockholders of the Company,

•

any merger or statutory plan of exchange in which the Company is not the continuing or surviving corporation or where the common stock of the Company would be converted into cash, securities or other property Company, except where holders of Company stock immediately prior to the merger continue to represent more than 50% of voting securities after the merger, that has been approved by the stockholders of the Company,

•

a tender offer or exchange offer, other than one made by the Company, where after the consummation of the offer the purchaser is the beneficial owner, directly or indirectly, of securities representing more than 50% of the voting power of outstanding securities of the Company, and

•

the Company receives a report on Schedule 13D of the Exchange Act of 1934, as amended (the “Exchange Act”), reporting the beneficial ownership by any person of securities representing more than 50% of the voting power of outstanding securities of the Company.

“Cause” is defined in the Agreement to mean termination upon (i) the willful and continued failure by Best to substantially perform his duties after a demand for substantial performance or (ii) the willful engaging by Best in illegal conduct which is material and demonstrably injurious to the Company.

The following table shows the estimated change of control benefits that would have been payable to Best if a change of control had occurred on December 31, 2006 and his employment was terminated without cause on that date.

Name	Cash Severance Benefit(1)	Total (2)
Charles C. Best	$188,500	$188,500

(1)	Cash Severance Benefit. The only benefit payable to Best by the Company under the Agreement is a cash severance benefit if Best’s employment is terminated without cause by the Company within three months before, or twelve months after, a change in control. The cash severance payment for Best is equal to twelve months of Best’s annual base pay in effect immediately prior to the date of termination, less proper withholding. This amount is payable in a lump sum immediately after termination.
(2)	Total—Cap on Change in Control Benefits. The Agreement provides that if the total change of control payment made to Best under the Agreement would cause that payment to be a “parachute payment” under the federal tax laws, the total payment is to be reduced by the amount necessary to prevent the total change in control payment from being considered a parachute payment. The amount set forth in the table above was not affected by this limitation.

DIRECTOR COMPENSATION IN 2006

The table below summarizes compensation paid to our non-management directors in 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
John Buckett	$ 5,050	$ 1,146(2)	$ 6,196
Edward Hamburg(3)	$20,000	$16,243(4)	$36,243
Merritt Lutz	$ 3,550	$ 1,146(2)	$ 4,696
George Gu	$ 4,450	$ 1,146(2)	$ 5,596
Eugene Hovanec	$ 4,500	$ 1,146(2)	$ 5,646
Larry Barker(5)	$ 700	$ 1,146(2)	$ 1,846
Tom Thimot(5)	$ 500	$ 1,146(2)	$ 1,646

(1)	Under the Company’s 1996 Stock Incentive Plan, as amended, non-employee directors receive an initial grant of stock options on the date they become a director and receive an annual grant each year thereafter on the date of the Company’s annual meeting of stockholders, provided that they continue to serve is such capacity as of such date. There were no forfeitures of stock options from any of the named directors in 2006. The assumptions made in determining the grant date fair value of options under SFAS 123R are disclosed in Note 1 of Notes to Consolidated Financial Statements in this Report.
(2)	Represents a grant of 7,500 stock options on October 18, 2006 pursuant to the grant of options discussed in footnote (1) to this table.
(3)	Mr. Hamburg became a director on May 10, 2006.
(4)	Represents a grant of 30,000 stock options on May 10, 2006 valued at $15,097 and 7,500 stock options on October 18, 2006 valued at $1,146 pursuant to the grant of options discussed in footnote (1) to this table.
(5)	Mr. Barker and Mr. Thimot became directors on October 18, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 1, 2007, except as otherwise indicated, with respect to the beneficial ownership of the common stock by (i) each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than five percent of the common stock; (ii) each of the directors; (iii) each of the named executive officers; and (iv) all of the Company’s named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of August 1, 2007 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person. Except as otherwise noted, the address for each person or entity named below is: c/o Interlink Electronics, 546 Flynn Road, Camarillo, California 93012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent Of Class
E. Michael Thoben, III	536,130	(2)	3.8%

Charles C. Best	89,583	(3)	*

Michael W. Ambrose	239,461	(4)	1.7%

George Gu	302,398	(5)	2.2%

Eugene F. Hovanec	110,384	(6)	*

Merritt M. Lutz	33,751	(7)	*

John A. Buckett, II	48,751	(8)	*

Edward Hamburg	9,999	(9)(10)	*

Tom Thimot	—	(11)	*

Lawrence S. Barker	—	(11)	*

All executive officers and directors as a group (10 people)	1,370,457	(12)	9.3%

Special Situations Technology Fund, L.P. Special Situations Technology Fund II, L.P. Special Situations Fund III QP, L.P. Special Situations Fund III, L.P. Austin W. Marxe David M. Greenhouse 527 Madison Avenue, Suite 2600 New York, NY 10022	6,316,197	(13)	40.7%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,103,575	(14)	8.0%

Potomac Capital Management LLC Paul J. Solit 825 Third Avenue, 33rd Floor New York, NY 10022	2,320,689	(15)	16.5%

SRB Greenway Capital L.P. SRB Greenway Capital (Q.P.), L.P. SRB Greenway Offshore Operating Fund, L.P. Steven R. Becker 330 Crescent Court, Suite 1111 Dallas, TX 75201	2,537,975	(16)	15.6%

*	Less than 1%
(1)

Except as modified by applicable community property laws or as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder’s name.

(2)	Consists of 42,259 shares of common stock and options to purchase 493,871 shares of common stock.
(3)	Consists of options to purchase 89,583 shares of common stock
(4)	Consists of 7,500 shares of common stock and options to purchase 231,961 shares of common stock.
(5)	Includes 282,398 shares of common stock held by Force Sensor Investment Corporation, which is owned by Mr. Gu’s family, and options granted to Mr. Gu to purchase 20,000 shares of common stock.
(6)	Consists of 97,884 shares of common stock and options to purchase 12,500 shares of common stock. All shares of common stock are jointly held with his wife, Victoria Hovanec.
(7)	Consists of 13,751 shares of common stock and options to purchase 20,000 shares of common stock.
(8)	Consists of 6,251 shares of common stock and options to purchase 42,500 shares of common stock.
(9)	Consists of 9,999 options to purchase shares of common stock.
(10)	Elected to the Board on May 10, 2006
(11)	Elected to the Board on October 18, 2006.
(12)	Consists of 450,043 shares of common stock and options to purchase 920,414 shares of common stock.
(13)

Consists of 2,774,532 shares of common stock, the right to receive 2,361,110 shares of common stock upon conversion of promissory notes and the right to receive 1,180,555 shares of common stock upon the exercise of warrants

(14)	Based solely on the Schedule 13G dated January 22, 2007.
(15)

Consists of 1,332,594 shares of common stock, the right to receive 658,730 shares of common stock upon conversion of promissory notes and the right to receive 329,365 shares of common stock upon exercise of warrants.

(16)

Consists of 1,458,215 shares of common stock, the right to receive 719,840 shares of common stock upon conversion of promissory notes and the right to receive 359,920 shares of common stock upon exercise of warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of the common stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during 2006, all of its officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements, except that Mr. Barker filed a Form 4 on October 24, 2006, two days past the required deadline.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There have been no transactions since January 1, 2006, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

THE COMPANY’S PROCESS FOR REVIEW, APPROVAL OR RATIFICATION

OF TRANSACTIONS WITH RELATED PERSONS

The Audit Committee reviews all transactions with related persons, as defined in Item 404 of Securities and Exchange Commission Regulation S-K, or in which a related person has a direct or indirect interest and, after reviewing the related person’s interest in the transaction and the material facts, determines whether to ratify or approve the transaction, which transaction may only be ratified or approved if the Committee determines the transaction is fair to the Company or otherwise in the interest of the Company.

AUDIT COMMITTEE AND ACCOUNTING MATTERS

Independent Registered Public Accounting Firm

BDO Seidman, LLP audited the Company’s financial statements for the fiscal year ended December 31, 2006 and has been appointed to act as independent registered public accounting firm for the current year. Representatives of BDO Seidman, LLP have been invited to attend the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

Report of the Audit Committee

The Audit Committee’s role is to provide governance, guidance and oversight regarding financial information provided by the Company to the public or governmental bodies, the Company’s systems of internal controls, and auditing, accounting and financial reporting processes in general. The Audit Committee regularly meets with management and the Company’s independent registered public accounting firm, BDO, to discuss, among other things, the preparation of financial statements, including key accounting and reporting issues. In accordance with the Audit Committee charter, the Audit Committee also oversees the relationship between the Company and its independent registered public accounting firm, including recommending their appointment, reviewing the scope of their services and related fees, and assessing their independence.

The Audit Committee reviewed the audited financial statements for the year ended December 31, 2006 with management and BDO. The Audit Committee also discussed with BDO matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (“SAS 61”). SAS 61 requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements, including with respect to:

•	their responsibility under generally accepted auditing standards;
•	significant accounting policies;
•	management judgments and estimates;
•	any significant audit adjustments;
•	any disagreements with management; and
•	any difficulties encountered in performing the audit.

Additionally, the Audit Committee reviewed and discussed, with management and with BDO, management’s report on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Specifically, the Audit Committee discussed with management and BDO the material weaknesses* noted by both management and BDO in their respective reports on internal control for fiscal year 2005, and the Company’s internal report for the fiscal year 2006.† The material weaknesses noted in the 2005 reports related to the accounting procedures in the quarterly and annual financial statement close process, the accounting for inventory (including inventory costing, master file maintenance and inventory movement, and reserves for excess and obsolete inventory), the application of appropriate accounting policies related to the measurement of stock-based compensation and the financial reporting control environment as a whole. The material weaknesses noted in the Company’s 2006 report related to the timely filing of all required exchange act reports and inventory costing methods. The Audit Committee also discussed with management and with BDO the effect that such material weaknesses had on BDO’s audit of the 2006 financial statements, and management’s efforts to date to remediate the

*	A material weakness is a reportable condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
†	BDO did not furnish a report to the Company on internal controls for fiscal year 2006.

above-mentioned material weaknesses. Management believes that as of the date of this proxy statement, all known material weaknesses have been remediated.

The Audit Committee also discussed with BDO its independence, and BDO provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) to the effect that, in its professional judgment, BDO is independent of the Company within the meaning of the federal securities laws. When considering BDO’s independence, the Audit Committee discussed whether BDO’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to BDO for audit and non-audit services.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K.

This report has been provided by the Audit Committee of the Board of Directors of Interlink Electronics, Inc.:

Edward Hamburg

John A. Buckett, II

Lawrence S. Barker

Principal Accounting Fees and Services

The Company incurred the following fees for services performed by the Company’s principal accounting firm for the years ended December 31, 2006 and 2005.

Type of Fees	2006		2005
Audit Fees	$577,449	(1)	$829,872	(2)
Audit-Related Fees(3)	76,851		100,909
Tax Fees	—		—
All Other Fees	—		—

Total	$654,300		$930,781

(1)

Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, including (i) $389,331 for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2006 by BDO Seidman, LLP, and (ii) $188,118 for the review of the financial statements included in the Company’s first, second and third quarter for 2006 by BDO Seidman, LLP

(2)

Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, including (i) $395,000 for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2005 by BDO Seidman, LLP, (ii) $30,000 for the review of the financial statements included in the Company’s first, second and third quarter for 2005 by BDO Seidman, LLP, and (iii) $405,000 for the audit of the Company’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 by BDO Seidman, LLP.

(3)

Represents fees for professional services in connection with matters related to the Company’s employee benefit plan, accounting consultations on matters related to internal controls, acquisitions, stock options, FAS123(R) valuation, regulatory matters, an internal investigation in 2005 and attestation services not required by statute or regulation.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has pre-approved all audit, audit-related and permitted non-audit services provided by BDO to the Company and the related fees for such services, and has concluded that such services are compatible with the auditors’ independence. The Audit Committee Charter has established policies and procedures under which all audit and non-audit services performed by the Company’s principal independent accountants must be approved in advance by the Audit Committee. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with Securities and Exchange Commission rules and regulations. Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

ADDITIONAL INFORMATION

Annual Reports. We have included with these proxy materials a copy of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year 2006. Additional copies of the Company’s Annual Report on Form 10-K are also available on our website (http://www.interlinkelectronics.com) and the website of the Securities and Exchange Commission (http://www.sec.gov).

Method and Cost of Solicitation. The Company will pay the cost of preparing and mailing the proxies, the proxy statements and any other materials furnished to the stockholders. In addition to soliciting by mail, the Company’s directors, officers and employees, without additional compensation, may personally request, in person or by telephone, the return of proxies. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

Stockholder Proposals. Any stockholder proposals to be considered for inclusion in next year’s proxy materials must be received by April 18, 2008 at the Company’s principal executive offices. Stockholders’ proposals should be sent to: Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012, Attention: Corporate Secretary. In the event a stockholder does not notify the Company by at least July 1, 2008 of an intent to present such a proposal at the Company’s 2008 Annual Meeting, the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the proxy statement.

Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope.

By Order of the Board of Directors

/s/ CHARLES C. BEST

Charles C. Best

Secretary

PROXY

INTERLINK ELECTRONICS, INC.

ANNUAL MEETING, SEPTEMBER 19, 2007

PROXY SOLICITED BY BOARD OF DIRECTORS OF INTERLINK ELECTRONICS, INC.

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints E. Michael Thoben, III, and Charles C. Best, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Interlink Electronics, Inc. (the “Company”) on September 19, 2007 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Election of Directors:	☐	FOR all nominees except as marked to the contrary below.	☐	WITHHOLD AUTHORITY to vote for the nominees listed below.

Instructions: To withhold authority to vote for any individual, strike a line through the nominee’s name below.

Edward Hamburg

Tom Thimot

2.	Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

(Continued and to be signed on the other side)

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of the directors. The proxies may vote in their discretion as to other matters that may come before this meeting.

P R O X Y

Shares Owned: _______________________

Date:___________________________, 2007

Name: ______________________________________

Signature(s): _________________________________

Signature or signatures

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

The Annual Meeting of Stockholders of Interlink Electronics, Inc. will be held on September 19, 2007 at 2:00 p.m., Pacific Daylight Time, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself—the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in “street name” by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.